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                                                                  Exhibit 10(yy)


                              BIG SPRING GUARANTEE


                  This BIG SPRING GUARANTEE (this "Guarantee") is entered into as of August 4, 1998 by NEW WORLD POWER TEXAS RENEWABLE ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Guarantor"), in favor of THE BANK OF NEW YORK, a New York banking corporation, under that certain Indenture described in the recitals below, and as Collateral Agent under the Intercreditor Agreement for the benefit of the Secured Parties (in such capacities, the "Bond Trustee"). All capitalized terms used herein but not specifically defined shall have the respective meanings given to such terms in Appendix A to the Indenture, which Appendix A is hereby incorporated herein by reference as if set forth in full herein.

                              W I T N E S S E T H:

                  WHEREAS, York Power Funding (Cayman) Limited (the "Funding Company") is a limited liability company organized under the laws of the Cayman Islands for the sole purpose of issuing the Securities pursuant to the Indenture and making loans to the Project Borrowers from the proceeds of such issuance;

                  WHEREAS, the Funding Company has on the date hereof issued and sold Securities in the principal amount of $150 million;

                  WHEREAS, the principal and interest payments on the Securities will be partially serviced by repayment of a loan made by the Funding Company to the U.S. Guarantors and guaranteed by the U.S. Guarantors subject to the conditions set forth in the Indenture;

                  WHEREAS, the net proceeds from the sale of the Securities will be used for the following purposes: (a) approximately $71 million will be used by the Trinidad Obligor to finance construction of the Trinidad Project, (b) approximately $31 million will be used by the Big Spring Guarantor to finance completion of the Big Spring Project, (c) $15 million will be deposited into the Debt Service Reserve Account, (d) approximately $8 million will be used to pay interest during construction and other costs related to the offering of the Securities and (e) $30 million will be used for general corporate purposes of the Sponsor; and

                  WHEREAS, the Guarantor is an affiliate of the Sponsor and the Funding Company and anticipates benefiting directly and indirectly from the issuance and sale of the Securities by the Funding Company and, therefore, is willing to guarantee certain of the obligations of the Funding Company thereunder in accordance with the terms hereof.

                  NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. (a) As set forth in this Guarantee, the Guarantor, jointly and severally with the other U.S. Guarantors, guarantees the full payment of the Guaranteed Obligations (as hereafter defined) when due, upon maturity, acceleration or otherwise; PROVIDED, HOWEVER, that no demand under this Guarantee may be made, and no obligation to pay all or any portion of the Guaranteed Obligations shall exist, unless at the time such demand shall have been made there



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         also shall have occurred and be continuing (a) an Event of Default under Section 5.1(a) of the U.S. Project Loan Agreement among the U.S. Guarantors and the Funding Company, (b) an Event of Default under
         Section 5.1(a) of the Indenture between the Bond Trustee and the Funding Company or (c) an Event of Default under this Guarantee.

                           (b) The Guarantor hereby and unconditionally agrees that upon any failure by the Funding Company to pay, when due, of any of the Guaranteed Obligations, the Guarantor will promptly pay the same. Each and every failure in the payment of any of the Guaranteed Obligations shall give rise to a separate cause of action under this Guarantee, and separate suits may be brought against the Guarantor hereunder as each cause of action arises.

                           (c) The Guarantor further agrees that this Guarantee constitutes an absolute, present and continuing guarantee of payment and not of collection and shall apply to all Guaranteed Obligations whenever arising and waives any right to require that any resort be had by the Bond Trustee or the Holders after the failure (after giving effect to any applicable grace period) by the Funding Company in making such payment to the Bond Trustee's or the Holder's rights against any other Person, or any other right or remedy available to the Bond Trustee or any Holder by contract, Applicable Law or otherwise.

                  2. Guaranteed Obligations as used herein shall mean all principal, interest, premium (if any), fees, charges, penalties, expenses, payments, and all other amounts due on or with respect to the Securities (collectively, the "Guaranteed Obligations").

                  3. The liability of the Guarantor under this Guarantee in respect of the Guaranteed Obligations shall be absolute and unconditional and shall not be affected or released in any way, irrespective of:

                           (a) any lack of validity or enforceability of the Securities, the Indenture, the U.S. Project Loan Agreement or any of the other Transaction Documents;

                           (b) any change in the time, manner or place of payment of, or in any other term of any of the Guaranteed Obligations or amendment or waiver of, or any consent to any departure from, any Transaction Document, including, without limitation, any increase in the Guaranteed Obligations or other obligations of the Funding Company under the Indenture;

                           (c) any enforcement of any Transaction Document, including the taking, holding or sale of any collateral, or any termination or release of any collateral from the liens created by any Transaction Document or the non-perfection of any liens created by any Transaction Document;

                           (d) the failure by any other U.S. Guarantor to fulfill its obligations under its Guarantee;

                           (e) any change, restructuring or termination of the structure or existence of the Funding Company or any other U.S. Guarantor;

                           (f) any Event of Default of the Funding Company under
         Section 5.1 of the Indenture; or

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                           (g) any Event of Default of the Guarantor under
         Section 5.1 of the U.S. Project Loan Agreement.

                  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Bond Trustee or any other Person upon the insolvency, bankruptcy or reorganization of the Funding Company or the Guarantor, or otherwise, all as though such payment had not been made.

                  4. The obligations hereunder are independent of the obligations of the Funding Company or any other U.S. Guarantor, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against either the Funding Company or any other U.S. Guarantor, or whether either the Funding Company or any other U.S. Guarantor be joined in any such action or actions, and to the extent permitted by Applicable Law, the Guarantor waives the benefit of any statute of limitations affecting its liability hereunder.

                  5. The Guarantor authorizes the Bond Trustee, acting pursuant to the Indenture, without notice or demand and without affecting its liability hereunder, from time to time, whether before or after termination of this Guarantee, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of the obligations of the Funding Company under the Indenture or any part thereof, (b) take and hold security for the payment of this Guarantee or the Guaranteed Obligations, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security, (c) apply such security and direct the order or manner of sale thereof and (d) release or substitute any one or more of the endorsers or guarantors.

                  6. The Guarantor hereby waives, to the extent permitted by Applicable Law: (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the indebtedness or any other obligations under the Transaction Documents or this Guarantee, (b) any requirement that the Bond Trustee or any other person protect, secure or insure any lien or any collateral or other property subject thereto or exhaust any right or take any action against either the Funding Company or any other Person or any collateral, (c) any defense arising by reason of any claim or defense based upon an election of remedies by the Bond Trustee which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against either the Funding Company or any other Person or any collateral, (d) any duty on the part of the Bond Trustee to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of either the Funding Company or any other party to any of the Transaction Documents and the Funding Company's assets now known or hereafter known by the Bond Trustee and (e) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guarantee and of the existence, creation, or incurrence of new or additional Guaranteed Obligations.

                  7. The Guarantor hereby irrevocably waives, to the extent permitted by Applicable Law, any claim or other rights which it may now or hereafter acquire against the Funding Company, the Guarantor or any other Guarantor of any or all of the Guaranteed Obligations, whether due or to become due, voluntary or involuntary, absolute or contingent, liquidated or unliquidated, determined or undetermined, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Bond Trustee against either the Funding Company or any such Guarantor or any collateral which the Bond Trustee now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation, the right to take or receive from the Funding Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the

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preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid by the Guarantor for the benefit of, and held in trust for the benefit of, the Bond Trustee and shall forthwith be paid to the Bond Trustee to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the sale of the Securities contemplated by the Indenture and that the waiver set forth in this Section 7 is knowingly made in contemplation of such benefits.

                  8. The Guarantor agrees that, to the extent that either the Funding Company or the Guarantor makes a payment or payments to the Bond Trustee, or the Bond Trustee receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential set aside or otherwise required to be repaid to either the Funding Company, its estate, trustee, receiver or any other party, including, without limitation, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor shall defend or indemnify the Bond Trustee from and against any and all claims or losses under this Section 8 (including reasonable attorneys' fees and expenses) in the defense of any such action or suit.

                  9. The Guarantor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Funding Company such information concerning the Funding Company's financial conditions or business operations as the Guarantor may require, and that the Bond Trustee has no duty at any time to disclose to the Guarantor any information relating to the business operations or financial condition of the Funding Company.

                  10. To the extent that the waiver set forth in SECTION 7 is or is deemed to be ineffective or inapplicable, any obligations of the Funding Company to the Guarantor, now or hereafter existing, are hereby subordinated to the Guaranteed Obligations. After the occurrence of an Event of Default under the Indenture, such obligations of the Funding Company to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Bond Trustee and the proceeds thereof shall be paid over to the Bond Trustee on account of the Guaranteed Obligations, but without reducing or affecting in any manner the maximum liability of the Guarantor under the other provisions of this Guarantee.

                  11. The Bond Trustee may, without notice to the Guarantor and without affecting the Guarantor's obligations hereunder, assign this Guarantee, in whole or in part in accordance with the provisions of the Indenture. The Guarantor agrees that the Bond Trustee may, subject to the provisions of the Indenture, disclose to any prospective purchaser and any purchaser of all or part of the Guaranteed Obligations any and all information in the Bond Trustee's possession concerning the Guarantor, this Guarantee and any security for this Guarantee.

                  12. The Guarantor agrees to pay all reasonable attorneys' expenses and fees and all other fees and expenses which may be incurred by the Bond Trustee in the enforcement of this Guarantee.

                  13. The Bond Trustee agrees that no partners, directors, officers, shareholders or employees or agents of the Guarantor shall in any way be liable for the payment of the Securities, the U.S. Project Note or any sums now or hereafter owing under the terms of, or for the performance of any obligation contained in, this Guarantee.

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                  14. No modification or waiver of any of the provisions of this
Guarantee shall be binding on the Bond Trustee, except as expressly set forth in a writing duly signed and delivered by the Bond Trustee acting pursuant to the terms or Article 7 of the Indenture.

                  15. This Guarantee shall be binding upon and inure to the benefit of the Guarantor and the Bond Trustee for the benefit of the Secured Parties and their respective successors and assigns; PROVIDED that the Guarantor shall not assign its rights or the Guaranteed Obligations created under this Guarantee without the prior written consent of the Bond Trustee.

                  16. In case any provision of this Guarantee or the Securities shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or the Guaranteed Obligations, or of such provision or the Guaranteed Obligations in any jurisdiction, shall not in any way be affected or impaired thereby.

                  17. This Guarantee shall be governed by and construed according to the laws of the State of New York.

                  18. This Guarantee embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  19. WITH REGARD TO THIS GUARANTEE, EACH OF THE GUARANTOR AND THE TRUSTEE HEREBY WAIVES THE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING AND FOR ANY COUNTERCLAIM THEREIN.

                  20. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be given and deemed to have been given in accordance with Section 11.5 of the Indenture and the information set forth immediately below shall apply to:

                           If to the Guarantor:
                           New World Power Texas Renewable Energy Limited
                             Partnership
                           c/o York Research Corporation
                           280 Park Avenue, Suite 2700W
                           New York, New York  10017
                           Attention:  Michael Trachtenberg

                           If to the Bond Trustee:
                           The Bank of New York
                           101 Barclay Street, Floor 21 West
                           New York, New York  10286
                           Attention: Corporate Trust Administration--
                             International Finance Unit

                  21. This Guarantee may be executed in any number of counterparts, all of which together shall constitute one agreement.

                  22. The obligations of the Guarantor hereunder are subject to the limitations set forth in Section 6.10 of the U.S. Project Loan Agreement, the provisions of which are hereby incorporated by reference.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Guarantee to be duly executed as of the day and year first written above.


                                  NEW WORLD POWER TEXAS RENEWABLE ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership


                                  By: BIG SPRINGS TEXAS ENERGY MANAGEMENT, INC., its general partner


                                           By: /s/ Michael Trachtenberg
                                              ---------------------------
                                              Name: Michael Trachtenberg
                                              Title: Vice President




                                  THE BANK OF NEW YORK,
                                  as Bond Trustee



                                  By: /s/ Joseph Ernst
                                     ---------------------------
                                     Name: Joseph Ernst
                                     Title: Vice President

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